Exhibit 10.1

MUTUAL & GENERAL RELEASE

This Mutual & General Release (“Release”) is made and entered into by and between Roy Wu, (“Employee”) and NovaBay Pharmaceuticals, Inc. (“Company”).

In consideration of the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the Company and the Employee agree as follows:

1.            Last Day of Employment. Your last day of employment will be February 29, 2016 (“Termination Date”).

2.           Waiver and General Release of Claims and Covenant Not to Sue. In consideration for this mutual release of claims and other consideration set forth in this agreement, Company and Employee, on behalf of his/herself and his/her heirs, administrators, executors, personal representatives, and assigns, hereby completely release, waive and covenant not to sue any and all claims, complaints, causes of action, demands, suits, and damages of any kind or character, which either may have against the other, including any claims against its employees, agents, officers, directors, owners, shareholders, counsel, agents, predecessors, successors, subsidiaries, affiliates, assigns, and insurers, and the heirs, administrators, executors, successors, and assigns of each of the foregoing (collectively, the “Released Parties”), arising out of any acts, omissions, statements, conduct, decisions, behavior or events occurring up through the date of the execution of this Release. Such released claims include but are not limited to the following: claims based on contract or tort theories or other common law, including but not limited to: wrongful discharge, tortious interference with contractual relations; promissory estoppels; breach of the implied covenant of good faith and fair dealing; breach of express or implied promise; breach of manuals or other policies; breach of fiduciary duty; assault; battery; fraud; false imprisonment; invasion of privacy; intentional or negligent misrepresentation; defamation, including libel, slander, discharge defamation and self publication defamation; discharge in violation of public policy; intentional or negligent infliction of emotional distress. Employee further releases any and all claims based on Title VII of the Federal Civil Rights Act of 1964, as amended; the Americans with Disabilities Act; the Age Discrimination in Employment Act of 1967, as amended; Older Worker Benefit Protection Act; Sections 1981 through 1988 of Title 42 of the United States Code, as amended; The Family and Medical Leave Act; the Equal Pay Act; the Fair Labor Standards Act; the Employee Retirement Income Security Act; the Worker Adjustment Retraining Notification Act; the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”); the California Fair Employment and Housing Act; any and all other federal, state, or local employment laws, rules, regulations or public policies which apply to Employee; claims relating to any rights under company policies or otherwise relating to compensation or benefits (including but not limited to sales commissions), claims for damages of any kind and nature including compensatory, general, special or punitive; and/or claims for attorney’s fees and/or costs; and any other federal state or local statute, ordinance or law (all of the above referred to collectively as “Acts”), whether legal or equitable. This release does not waive any right that cannot be waived by law.

Employee hereby represents and warrants that (s)he has not filed or reported any claims or complaints in any forum and that (s)he has not assigned to any third party or filed with any agency or court any claim released by this section 2.

Employee is not waiving any claim for workers’ compensation, although Employee acknowledges (s)he has not sustained a work-related injury and has no intent to file a claim against Company as a result of any work-related injury sustained in the course of his employment with Company. Further, this release does not prohibit Employee from filing a charge with any government entity related to Employee’s employment or separation of employment. However, Employee does forever waive his/her right to recover or receive any monetary damages, attorneys’ fees, back pay, reinstatement or injunctive relief from the Company and/or Released Parties relating to any matter whatsoever up to the date of this Agreement.

3.            Full Release: In executing this Release, each party represents that they do so with full knowledge of any and all rights which each has and that neither has relied on any representations made by the other with regard to this Release. Company and Employee assumes the risk of any mistake of fact on its/his/her part with regard to any facts which are now unknown by it/him/her. In this connection, all rights under §l542 of the California Civil Code are hereby expressly waived by Employee. Such statute provides as follows:

"A general release does not extend to claims which the creditor does not know of or suspect to exist in his favor at the time of executing the release, which if known by him/HER must have materially affected his settlement with the debtor."

Thus, notwithstanding the provisions of §l542, and for the purpose of implementing a full and complete release and discharge, Company and Employee expressly acknowledges that this Release is intended to include in its effect, without limitation, all claims which Employee does not know or suspect to exist in Employee’s favor at the time of the execution of this Release, and that this Release contemplates the extinguishment of any such claim or claims.

4.     Consideration. In consideration for signing this Mutual and General Release, and complying with its terms, the Company agrees to pay to Employee three (3) months base salary (“Severance Payments”). This amount of $62,100 will be payable in stock and in cash. The first two months will be paid in cash and the last third of the severance amount will be paid in the form of stock from the Company’s 2007 Omnibus Incentive Plan. The number of shares will be determined by dividing one third of the Severance Payment ($20,700) by the closing price of one share of NBY stock, as reported by the NYSE on March 31, 2016. The shares shall be issued to employee within 3 business days.

Employee agrees that he/she will be exclusively responsible for the payment of any taxes owed on any amounts paid to Employee or his/her authorized representative under the terms of this Release, except for any withholding taxes on wages subject to an IRS Form W-2 for which Company is responsible. Company makes no representation as to the taxability of the amount paid to Employee. Employee agrees to pay his/her portion of any additional federal, state, or local taxes, if any, which are required to be paid with respect to this settlement.

5.            No Consideration Absent Execution of this Release. Employee understands and agrees that Employee would not receive the monies and/or benefits specified in paragraph “4” above, except for Employee’s execution of this Release and the fulfillment of the promises contained herein.

6.            Consideration and Revocation Period:

(a)     The Company hereby advises Employee and Employee acknowledges that Employee has been so advised, to consult with an attorney before executing this Agreement.

(b)     Employee acknowledges that, before entering into this Agreement, Employee had twenty-one (21) calendar days after receipt of this Agreement (the “Consideration Period”) to consider this Agreement before signing it. Employee and the Company agree that no changes to this Agreement will re-start the Consideration Period. In addition, if Employee during the Consideration Period engages in conduct that would have breached the terms of this Agreement if it had been effective, the offer of this Agreement will be withdrawn as Employee’s execution of this Agreement will not be valid. If Employee signs this Agreement, the date on which she signs the Agreement shall be the “Execution Date.” In the event Employee executes and returns this Agreement prior to the end of the Consideration Period, (s)he acknowledges that his/her decision to do so was voluntary and that (s)he had the opportunity to consider this Agreement for the entire Consideration Period.

(c)     The Parties agree that this Agreement will not become effective until seven (7) calendar days after the Execution Date and that Employee may, within seven (7) calendar days after the Execution Date, revoke the Agreement in its entirety by providing written notice to Justin Hall (jhall@novabay.com). If written notice of revocation is not received by the Company by the 8th day after the execution of this Agreement, this Agreement will become effective and enforceable on that day (the “Effective Date”).

(d)     Employee further acknowledges that Employee has received and has reviewed the information contained in the attached Exhibit A, which is a list of all job titles and ages of all individuals within the decisional unit considered for separation.

7.            Employee Representations: Employee warrants, represents and acknowledges, and Company is executing this Release in reliance upon, the following: a) Employee has been paid all compensation owed by Company through the date of this Release, including all expense reimbursements, commissions, bonuses and accrued vacation pay; b) Employee has returned all company property to Company (except for the company laptop); and c) Employee has no reason to believe that he/she has suffered any injuries or illnesses on the job which have not been reported to Company.

8.            Confidentiality and Return of Property. Employee agrees not to disclose any information regarding the underlying facts leading up to or the existence or substance of this Release, except to Employee’s spouse, tax advisor, and/or an attorney with whom Employee chooses to consult regarding Employee’s consideration of this Release.

In the event Employee or Employee’s counsel believes either is compelled to provide or disclose information described in this paragraph, they will provide written notice of such belief, via facsimile and mail, to Justin Hall via email (jhall@novabay.com) no later than seven (7) business days prior to said production or disclosure, unless otherwise prohibited by law. If Employee asserts an action to enforce this Release or for breach of this Release, Employee shall maintain such confidentiality by whatever means necessary, including, but not limited to, submitting the Release to a court under confidential seal.

Employee affirms that Employee has returned all of Company's property (except for the company laptop that will be given to Employee as personal property as of the date of separation, however will be used while a consulting agreement is in effect with the Company), documents, and/or any confidential information in Employee’s possession or control (Employee will have access to Company confidential information while performing services pursuant to a consulting agreement). Employee also affirms that Employee is in possession of all of Employee’s property that Employee had at Company's premises and that Company is not in possession of any of Employee’s property.

9.            Cooperation. Subject to Employee’s other personal and professional obligations and on reasonable notice and at reasonable times, Employee will cooperate with Company and its counsel in connection with any investigation, administrative or regulatory proceeding or litigation relating to any matter in which Employee was involved or of which Employee has knowledge as a result of Employee’s employment with Company and/or any Released Party or Released Parties.

10.         Nondisparagement. Employee agrees not to make any disparaging, defamatory or otherwise derogatory comments regarding the Company or Released Parties.

11.           No Admission. Nothing in this Release is intended to be, nor will be deemed to be, an admission of liability by either party of that either has engaged in any wrongdoing.

12.          Governing Law, Principles of Construction. This Release shall be construed under the laws of the State of California, without regard to conflicts of laws principles thereof, or those of any other state of the United States of America, or of any other country, province or city.

13.          Arbitration: The parties agree that any disputes regarding this Release shall be subject to binding arbitration with the Judicial Arbitration and Mediation Services, under the Rules for Employment Disputes of the American Arbitration Association and the laws of the State of California. Any arbitration will occur in Alameda County, California. Each party will pay his/her/its own expenses of arbitration and the expenses of the arbitrator will be equally shared provided that, if in the opinion of the arbitrator any claim, defense, or argument raised in the arbitration was unreasonable, the arbitrator may assess all or part of the expenses of the other party (including attorney fees) and of the arbitrator as the arbitrator deems appropriate. The arbitrator may not award either party punitive or consequential damages.

14.          Successors and Assigns. This Release shall be binding upon each party and upon the party’s heirs, administrators, representatives, executors, successors and assigns. This Release shall inure to the benefit of the parties as well as their heirs, administrators, representatives, executors, successors and assigns.

15.          Severability. To the extent any provision of this Release shall be determined to be invalid or unenforceable in any jurisdiction, such provision shall be deemed to be deleted from this Release as to such jurisdiction only and the validity and enforceability of the remainder of such provision and of this Release shall be unaffected.

16.         Complete Agreement/ Modifications. This Release constitutes the full and final agreement between the parties regarding the termination of Employee’s employment and any claims by Employee which arose in the course of such employment and this Release replaces all prior or contemporaneous oral or written agreements, understandings, statements, representations, and promises by either party. No modifications to the terms of this Release be effective or enforceable unless it is in writing and signed by the party whose duties under this Release are modified.

17.          Counterparts. This Release may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or emailed signature shall be deemed binding as if it were an original.

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Justin M. Hall – General Counsel

Employee represents and agrees that (s)he has fully read and understands the meaning of this Agreement and is voluntarily entering into this Agreement with the intention of giving up all claims against the Company and Released Parties.

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Roy Wu